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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CNB Holdings, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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                           AN IMPORTANT REMINDER


                                                              November 5, 1998

Dear Fellow Shareholder:

     The Special Meeting of Shareholders (the "Special Meeting") of CNB Holdings, Inc. (the "Company") was held on October 21, 1998. The portion of the meeting regarding shareholder action on Proposals 1 and 2 was adjourned by action of the shareholders, and the meeting will reconvene at the Company's corporate office, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia, on Wednesday, November 25, 1998, at 10 a.m., Atlanta time, to provide shareholders with additional time to vote their shares with respect to Proposals 1 and 2. Proposal 1 would approve and adopt the Amended and Restated 1998 Non Qualified Stock Option Plan and Proposal 2 would approve and adopt the Amended and Restated 1998 Incentive Stock Option Plan. All other business was concluded at the Special Meeting.

     A large number of the proxies received from shareholders to date have been voted in favor of Proposals 1 and 2. A significant number of shareholders, however, have not yet returned their proxies. Your broker cannot vote your shares on Proposals 1 and 2 without your instruction. Because many shareholders may have assumed that their broker would vote their shares for them, the total affirmative vote received on Proposals 1 and 2 to date is less than that required to pass the proposals. During the course of discussions with shareholders at the Special Meeting regarding Proposals 1 and 2 as set forth in the proxy materials, several questions were asked. The answers to such questions, which may be helpful to you as you consider voting on these Proposals, are set forth in the attached question and answer format.

     FOR THE REASONS SET FORTH ON PAGES 3 THROUGH 7 OF THE PROXY STATEMENT PREVIOUSLY SENT TO YOU, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     Regardless of the number of shares that you own, it is important that we receive your vote. Since the time remaining is short, we urge you to sign, date and return your vote as soon as possible. For your convenience, you may also give your voting instructions by telephone. Located in the upper left-hand corner of the enclosed voting form is a toll free number that can be used to vote your shares. Please save your Company the expense of additional solicitation costs by voting as soon as possible. If you have any questions or otherwise need assistance, or would like an additional copy of the Proxy Statement, please contact our proxy solicitor, Corporate Investor Communications, Inc. TOLL FREE AT 1-888-296-3593. You may also call me directly at (770) 643-4502. We appreciate your time and effort.

     YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY.

                                              Sincerely,

                                              /s/ W. David Sweatt
                                              W. David Sweatt
                                              Chairman of the Board

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     In the proxy statement the Board has asked that you approve amendments to CNB's option plans. These option plans are important for CNB to attract and retain qualified directors. The following may assist you in reaching your decision.

     1. ARE YOU ISSUING ALL OF THE OPTIONS AT THE BEGINNING OF THE TERM, AND IF SO SHOULDN'T YOU SAVE SOME FOR THE FUTURE?

     Even though the number of shares authorized may seem large, the option shares represented will not actually be issued to the optionees, until the options have vested over a period of years. By way of background, it should be noted that CNB's directors have not been compensated for any of their efforts on behalf of CNB to date. They have expended significant amounts of their time and energy in obtaining the charter, regulatory approval, investor financing and managerial skills and leadership in assisting CNB to become a successful banking business. These stock option plans provide stock options in lieu of cash compensation in recognition of the directors' efforts in the past and for the foreseeable future. From a shareholder perspective, this results in the retention of qualified directors from CNB's organizing period through August, 2001 without paying them in cash but rather in options, which may or may not have value in the future. Based on information provided by CNB's independent auditors, BDO Seidman, it was determined that median annual cash compensation for directors of similar holding companies is between $6,000 and $8,000. The value of the stock options to be granted falls within that range.

     CNB's directors are actively assisting CNB's staff in business development and serve on a variety of important committees, some of which require weekly duties. The support of a talented and dedicated director group is important to the success of CNB.

     Although not related to prospective compensation, a significant factor related to director retention is recognition of the performance of past services. CNB's original business plan called for warrants to be issued for each share of CNB stock which the organizing directors purchased prior to the initial public offering. These warrants were viewed as compensation for the time and risk involved in organization and early operation of CNB. During the regulatory approval process, it became apparent that approval of the warrants would delay the opening of our bank. The directors determined that it was in CNB's best interest to eliminate the warrants, at that time, in order to secure the early approval of CNB's regulatory applications, which was achieved. The grant of these stock options may be viewed as the mere replacement of the warrants which were sacrificed by the directors in order to expedite the approval process.

     2. IF THE OPTION STRIKE PRICE IS AT THE MARKET, DOES THAT MEAN THAT IT WILL BE LESS THAN THE OFFERING PRICE SET FORTH IN THE INITIAL PUBLIC OFFERING, I.E., $10.00 PER SHARE?

     No. The option granted to directors provides for the strike price to be the greater of $10.00 per share or fair market value of the stock on the date of the grant. The Board set $10.00 as the strike price even though the actual fair market value of CNB Common Stock on the date of grant was lower.

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     3.   WHY DOES THIS NEED TO BE APPROVED NOW?

     Recent internal pronouncements by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants have indicated that the favorable accounting treatment that is currently accorded to stock options granted to outside directors may soon be adversely affected. Consequently, BDO Seidman has advised us that the option grants should be approved as soon as possible to mitigate the risk that future reported earnings per share of CNB would be adversely affected by revised accounting guidelines

     4.   HOW MANY SHARES MUST BE VOTED TO APPROVE THESE PROPOSALS?

     More than two-thirds of those shares voted. The October 2, 1998 proxy statement inadvertently stated that a majority and not two-thirds of the shares voted were required to approve the proposals.